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                                                                     EXHIBIT 4-C

                        SIXTH AMENDMENT TO LOAN AGREEMENT


         THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this "Sixth Amendment") is made and entered into as of the 29th day of October, 1999, by and among SERVICE TRANSPORT COMPANY, a Texas corporation ("Service Transport Company"), ADAMS RESOURCES EXPLORATION CORPORATION, a Delaware corporation ("Exploration"), BUCKLEY MINING CORPORATION, a Kentucky corporation ("Buckley Mining"), CJC LEASING, INC., a Kentucky corporation ("CJC"), CLASSIC COAL CORPORATION, a Delaware corporation ("Classic Coal"), ADA MINING CORPORATION, a Texas corporation ("Ada Mining") and BAYOU CITY PIPELINES, INC., a Texas corporation formerly known as Bayou City Barge Lines, Inc. ("Bayou City"), each with offices and place of business at 5 Post Oak Place, 4400 Post Oak Parkway, 27th Floor, Houston, Texas 77027 (Service Transport Company, Exploration, Buckley Mining, CJC, Classic Coal, Ada Mining and Bayou City are hereinafter individually called a "Borrower" and collectively called the "Borrowers"), and BANK OF AMERICA, N.A., a national banking association (the "Lender"), successor in interest by merger to NationsBank, N.A. ("NationsBank"), which had changed its name to Bank of America, N.A., and which was the successor in interest by merger to NationsBank of Texas, N.A. (the "Original Lender").

         WHEREAS, the Borrowers, Ada Crude Oil Company ("Ada Crude Oil") and Ada Resources, Inc. ("Ada Resources"), (collectively referred to as the "Original Borrowers") and the Original Lender entered into that certain Loan Agreement dated October 27, 1993, which Loan Agreement was amended by that certain First Amendment to Loan Agreement dated October 27, 1994 among the Original Borrowers and the Original Lender, that certain Second Amendment to Loan Agreement dated December 29, 1995 among the Original Borrowers and the Original Lender, that certain Third Amendment to Loan Agreement dated January 27, 1997 among the Original Borrowers and the Original Lender and that certain Fourth Amendment to Loan Agreement dated September 30, 1997 among the Original Borrowers and the Original Lender (as amended, the "Original Loan Agreement"); and

         WHEREAS, the Borrowers and NationsBank entered into that certain Fifth Amendment to Loan Agreement dated February 2, 1999 (the Original Loan Agreement, as amended by the Fifth Amendment, is referred to herein as the "Loan Agreement"); and

         WHEREAS, due to the assignment of the assets and assumption of liabilities of Ada Crude Oil and Ada Resources, such parties are no longer parties under the Loan Agreement; and

         WHEREAS, the Borrowers and the Lender desire to make certain amendments to the terms and provisions of the Loan Agreement, as set forth herein.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Section 1.1 of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

         1.1 Indebtedness. Upon the terms and conditions hereinafter set forth, the Lender agrees to lend and the Borrowers agree to borrow up to an aggregate of $17,500,000.00, as evidenced by


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         a revolving credit and term loan facility to be extended to the
         Borrowers by the Lender consisting of two tranches and more specifically described in Section 1.3 hereof.

         2. The definition of "Tranche B Note" in Section 1.2(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

                    "Tranche B Note" shall mean the promissory note of the Borrowers in the original principal amount of $7,500,000.00, issued pursuant to Section 1.3 of this Agreement in the form attached as Exhibit "A-2" to the Sixth Amendment.

         3. There is added to Section 1.2(a) of the Loan Agreement the following definition:

                    "ARM Entities" shall mean, collectively, Adams Resources Marketing, Ltd., Adams Resources Marketing G.P., Inc. and Adams Resources Marketing II, Inc., each of which is a Subsidiary.

         4. The first sentence of Section 1.3(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

         The Lender, during the period from the date of the Sixth Amendment through October 27, 2001, subject to the terms and conditions of this Agreement, agrees (i) to make loans to the Borrowers pursuant to a revolving credit and term loan facility up to but not in excess of the lesser of $10,000,000.00 or the amount of the Tranche A Borrowing Base and (ii) to make additional loans to the Borrowers pursuant to a revolving credit and term loan facility up to but not in excess of the lesser of $7,500,000.00 or the amount of the Tranche B Borrowing Base.

         5. The last sentence of Section 1.3(a) of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:

         The Borrowers' obligation to repay the Facility shall be evidenced by two Promissory Notes of the Borrowers in substantially the form attached as Exhibit "A-1" to the Loan Agreement and Exhibit "A-2" to the Sixth Amendment, which shall bear interest at the rate, and be payable at the times, set forth in subsections (b) and (c) of this
         Section 1.3.

         6. The fourth and fifth sentences of Section 1.3(b) of the Loan Agreement are deleted in their entirety, and the following is substituted in their place:

         Commencing October 31, 2001, a principal payment shall be made on each Note on the last day of each October, January, April and July in an amount equal to one-twelfth (1/12th) of the principal amount outstanding under such Note at the close of Lender's business on October 27, 2001. All unpaid principal and accrued and unpaid interest on the Notes shall be due and payable on or before October 27, 2004.

         7. Section 4.2 of the Loan Agreement is deleted in its entirety, and the following is substituted in its place:



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                    4.2 Operating Lease Commitments: Permitted Guarantees.
          Except for Permitted Guarantees, the Borrowers will not incur or commit to incur, or permit the Guarantor or any Subsidiary (other than Gulfmark) to incur or commit to incur (a) any Operating Lease Commitments classified as lease obligations under generally accepted accounting principles if the aggregate of all such Operating Lease Commitments of the Borrowers, the Guarantor and the Subsidiaries other than Gulfmark (an a consolidated basis) equals or exceeds $7,000,000.00 during any fiscal year of the Borrowers, or (b) any Operating Lease Commitments classified as capital expenditures under generally accepted accounting principles if the aggregate of all such Operating Lease Commitments of the Borrowers, the Guarantor and the Subsidiaries (on a consolidated basis) equals or exceeds $7,000,000.00.

         8. Clauses (a), (b) and (c) of Section 4.3 of the Loan Agreement are deleted in their entirety, and the following is substituted in their place:

         (a) the Guarantor may advance up to $500,000.00 to Gulfmark, provided such advances are made pursuant to the Gulfmark Note, (b) the Guarantor may make Investments in the ARM Entities in an aggregate amount of up to $4,500,000.00, (c) Investments may be made in, and loans in advance may be made to, the Borrowers, the Guarantor and the Subsidiaries (other than Gulfmark [except as permitted by clause (a) above], the ARM Entities [except as permitted by clause (b) above] and Plastics Universal) and (d) the Guarantor may make the loan permitted by the terms of Section 4.8 of this Agreement.

         9. Clause (b) of Section 4.4 of the Loan Agreement is deleted in its entirety, and the following is substituted in its place;

         (b) create any additional Subsidiaries (other than the ARM Entities),

         10. The first parenthetical in Section 4.5 of the Loan Agreement, which currently reads "(other than Gulfmark)" is deleted in its entirety, and is replaced with a parenthetical that reads "(other than Gulfmark and the ARM Entities)".

         11. The closing of the transactions contemplated by this Sixth Amendment is subject to the satisfaction of the following conditions:

                    (a) All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere Wynne Sewell & Riggs, L.L.P., counsel to the Lender;

                    (b) The Lender shall have received a fully executed copy of this Sixth Amendment, the Tranche B Note and a Notice as to Written Agreement; and

                    (c) The Lender shall have received an executed copy of resolutions of the Board of Directors of each of the Borrowers and the Guarantor, in form and substance satisfactory to the Lender, authorizing the execution, delivery and performance of this Sixth Amendment and all documents, instruments and certificates referred to herein.

         12. Each of the Borrowers hereby reaffirms each of its representations, warranties, covenants and agreements set forth in the Loan Agreement with the same force and effect as if each were separately stated herein and made as of the date hereof. Except as amended hereby, the Loan Agreement shall remain


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unchanged, and the terms, conditions and covenants of the Loan Agreement shall continue and be binding upon the parties hereto.

         13. Each of the Borrowers hereby agrees that its liability under any and all documents and instruments executed by it as security for the Indebtedness (including, without limitation, the Mortgages, the Security Agreements, the Collateral Assignment and the Pledges) shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Sixth Amendment or any of the instruments or documents referred to herein, except as specifically set forth herein or therein, that all of such documents and instruments are hereby renewed, extended, ratified, confirmed and carried forward by the Borrowers in all respects, that all of such documents and instruments shall remain in full force and effect and are and shall remain enforceable against the Borrowers in accordance with their terms and that all of such documents and instruments shall cover all indebtedness of the Borrowers to the Lender described in the Loan Agreement as amended hereby.

         14. Each of the terms defined in the Loan Agreement is used in this Sixth Amendment with the same meaning, except as otherwise indicated in this Sixth Amendment. Each of the terms defined in this Sixth Amendment is used in the Loan Agreement with the same meaning, except as otherwise indicated in the Loan Agreement.

         15. THIS SIXTH AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, SUBJECT TO, AND SHALL BE CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         16. THE LOAN AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

             THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                  SERVICE TRANSPORT COMPANY

                                  By: /s/ R.B. ABSHIRE
                                      ------------------------------------------
                                      Name: R.B. Abshire
                                            ------------------------------------
                                      Title: Treasurer
                                            ------------------------------------




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                                  ADAMS RESOURCES EXPLORATION CORPORATION


                                  By: /s/ R.B. ABSHIRE
                                      ------------------------------------------
                                      Name: R.B. Abshire
                                            ------------------------------------
                                      Title: Treasurer
                                            ------------------------------------

                                  BUCKLEY MINING CORPORATION


                                  By: /s/ R.B. ABSHIRE
                                      ------------------------------------------
                                      Name: R.B. Abshire
                                            ------------------------------------
                                      Title: Treasurer
                                            ------------------------------------


                                  CJC LEASING, INC.


                                  By: /s/ R.B. ABSHIRE
                                      ------------------------------------------
                                      Name: R.B. Abshire
                                            ------------------------------------
                                      Title: Treasurer
                                            ------------------------------------

                                  CLASSIC COAL CORPORATION


                                  By: /s/ R.B. ABSHIRE
                                      ------------------------------------------
                                      Name: R.B. Abshire
                                            ------------------------------------
                                      Title: Treasurer
                                            ------------------------------------

                                  ADA MINING CORPORATION


                                  By: /s/ R.B. ABSHIRE
                                      ------------------------------------------
                                      Name: R.B. Abshire
                                            ------------------------------------
                                      Title: Treasurer
                                            ------------------------------------

                                  BAYOU CITY PIPELINES, INC.


                                  By: /s/ R.B. ABSHIRE
                                      ------------------------------------------
                                      Name: R.B. Abshire
                                            ------------------------------------
                                      Title: Treasurer
                                            ------------------------------------



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                                  BANK OF AMERICA, N.A.


                                  By: /s/ JAMES R. ALLRED
                                      ------------------------------------------
                                      Name: James R. Allred
                                            ------------------------------------
                                      Title: Managing Director
                                            ------------------------------------




         Guarantor joins in the execution of this Sixth Amendment to evidence that it hereby agrees and consents to all of the matters contained in this Sixth Amendment and further agrees that (i) its liability under that certain Guaranty Agreement dated October 27, 1993, executed by Guarantor for the benefit of the Lender, as the same may be amended or modified from time to time (the "Guaranty") shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Sixth Amendment or any of the instruments or documents referred to herein by the parties hereto, except as specifically set forth herein or therein, (ii) the Guaranty is hereby renewed, extended, ratified, confirmed and carried forward in all respects, (iii) the Guaranty is and shall remain in full force and effect and is and shall remain enforceable against Guarantor in accordance with its terms and (iv) the Guaranty shall cover all indebtedness of the Borrowers to the Lender described in the Loan Agreement as amended hereby, including without limitation the $7,500,000.00 Promissory Note attached as Exhibit "A-2" to this Sixth Amendment.


                                  ADAMS RESOURCES & ENERGY, INC.


                                  By: /s/ R.B. ABSHIRE
                                      ------------------------------------------
                                      Name: R.B. Abshire
                                            ------------------------------------
                                      Title: Vice President
                                            ------------------------------------